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                                                                    EXHIBIT 23.1



The Members and Board of Managers
Antigenics L.L.C.:



We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus and registration statement.



                                             /s/ KPMG LLP

Short Hills, New Jersey
November 29, 1999